UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 22, 2015

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-20288	91-1422237
(Commission File Number)	(IRS Employer Identification No.)

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 22, 2015, Columbia Banking System, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”). There were 57,654,663 shares outstanding and entitled to vote at the 2015 Annual Meeting; of those shares, 52,252,433 were present in person or by proxy. The following matters were voted upon at the 2015 Annual Meeting:

1.	The election of eleven directors to serve on the Company’s Board of Directors until the 2016 annual meeting or until their successors have been elected and have qualified;

2.	The approval of a proposed amendment to the Company’s Amended and Restated Articles of Incorporation;

3.	An advisory (non-binding) resolution to approve the compensation of the Company’s executive officers; and

4.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The following is a summary of the voting results for the matters voted upon by the shareholders.

1.	Election of Directors

Director’s Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
David A. Dietzler	48,007,424	198,529	133,964	3,912,516
Melanie J. Dressel	47,857,946	370,796	111,175	3,912,516
Craig D. Eerkes	48,020,810	184,627	134,480	3,912,516
Ford Elsaesser	47,996,275	213,489	130,153	3,912,516
Mark A. Finkelstein	48,039,868	184,202	115,847	3,912,516
John P. Folsom	47,536,837	669,038	134,042	3,912,516
Thomas M. Hulbert	47,477,154	723,043	139,720	3,912,516
Michelle M. Lantow	48,043,447	180,112	116,358	3,912,516
S. Mae Fujita Numata	48,045,325	178,773	115,819	3,912,516
Elizabeth W. Seaton	48,049,239	175,073	115,605	3,912,516
William T. Weyerhaeuser	47,546,065	668,994	124,858	3,912,516

2.	Approval of Amendment to the Amended and Restated Articles of Incorporation

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,249,475	7,920,323	1,082,635	—

3.	Advisory (non-binding) Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,786,035	373,912	179,970	3,912,516

4.	Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,097,191	1,021,678	133,564	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2015	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Melanie J. Dressel
Melanie J. Dressel
President and Chief Executive Officer